Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.pc INTERNET/MOBILE – www.proxypush.com/mtrnUse the Internet to vote your proxy until 11:59 p.m. (EDT) on May 3, 2016.telephonesolid PHONE – 1-866-883-3382Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 3, 2016envelopeback MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a vote FOR all the nominees in Proposal 1 and a vote FOR Proposals 2 and 3. 1. Election of directors: 01 Vinod M. Khilnani 03 Robert B. Toth ■ Vote FOR ■ Vote WITHHELD 02 Darlene J.S. Solomon all nominees from all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company ■ For ■ Against ■ Abstain 3. To approve, by non-binding vote, named executive officer compensation ■ For ■ Against ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________

Materion Corporation 6070 Parkland Blvd. Mayfield Heights, OH 44124 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 4, 2016. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” all the nominees in Proposal 1 and “FOR” Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Richard J. Hipple and Michael C. Hasychak, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 4, 2016 8:00 A.M. Boston Marriott Long Wharf Hotel 296 State Street Boston, MA 02109